Exhibit 10.1

BIOVERATIV INC.

2017 PERFORMANCE-BASED MANAGEMENT INCENTIVE PLAN

1.  Purpose

This 2017 Performance-Based Management Incentive Plan (the “Plan”) is established by Bioverativ Inc. (the “Company”) to attract and retain persons of outstanding abilities and to stimulate efforts to bring about exceptional operating performance and reward the individuals who contribute to this performance.

The Plan is intended to support establishment of goals and objectives by management and generally should be aligned with the goals reflected in the approved annual or longer range plans of the Company.

Incentive awards paid under the Plan are intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.  Basic Concepts

Award programs under the Plan shall be developed under the following basic concepts:

A. The identification in advance of performance periods, which may be a minimum of six (6) and a maximum of sixty (60) consecutive months in length. Because multiple awards may be granted to an employee under the Plan, performance periods need not be sequential and may occur simultaneously.

B. With respect to each performance period, the determination in advance of (i) eligible Participants, (ii) target incentive awards, (iii) one or more applicable objective performance goals, based on the Performance Criteria listed in Section 4.B below and (iv) the extent to which performance relative to each such goal shall determine the amount of the award payable to a Participant.

C. With respect to each performance period, the determination of individual performance goals, if any, which may be based on nonobjective, discretionary criteria, and which may be used to reduce, but not increase, the award otherwise payable to a Participant.

3.  Eligibility

A. Participation in the Plan shall be limited to executive officers of the Company and its subsidiaries and affiliates and certain other key employees of the Company and its subsidiaries nominated by the Chief  Executive  Officer  (the  “CEO”)  and  approved  by   the  Compensation  Committee of the Company’s Board of Directors (the “Committee”). Each employee participating in the Plan is referred to as a “Participant.”

B. Unless otherwise authorized by the Committee, Participants shall be excluded from participation in any other cash bonus or incentive program of the Company or its subsidiaries and affiliates; provided, however, that Participants shall not be excluded from participation in any equity incentive plan adopted by the Company (whether or not such awards are settled in stock or in cash).

4.  Determination of Awards; Code Section 162(m) Requirements

A. Except as provided otherwise in this Section 4, awards under the Plan shall be paid solely on account of the attainment of one or more objective performance goals which: (i) are pre-established by the Committee; (ii) are based on one or more of the criteria listed below in Section 4.B and (iii) state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to a Participant if the goal is attained. Award formulas shall be adopted in each performance period  by  the  Committee no  later  than  the  latest  time  permitted by  Section 162(m)  of  the  Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period; and, for periods of less than one year, before twenty-five percent (25%) of the performance period has elapsed). The Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or under such other conditions where such waiver will not jeopardize the treatment of other awards under the Plan as “performance based compensation” under Section 162(m) of the Code. The Committee may provide that if certain specified goals are not met, no awards will be made for the performance period to which such formula applies.

B. Performance goals shall be based on objectively determinable measures of performance relating to any of or to any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, functional, subsidiary, line of business, project or geographical basis or in combinations thereof) (“Performance Criteria”): sales; revenues; assets; expenses; earnings before or after deduction for all or any  portion  of  interest,  taxes,  depreciation, or  amortization or  other  items,  whether  or  not  on  a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash  flow;  stock  price;  stockholder  return;  sales  of  particular  products  or  services; customer acquisition, expansion or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or achievement of clinical trial or measurable  research  objectives.  A  Performance  Criterion  and  any  targets  with  respect  thereto determined  by  the  Committee  shall  be  based  on  achievement  of  an  objectively  determinable performance goal. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Committee may provide in the case of any  Award  intended to  qualify for  such  exception that  one  or  more  of  the  Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

C. Except as provided in 8.B below (with respect to death or disability), no incentive awards shall be paid to Participants unless and until the Committee certifies in writing that the applicable Performance Criteria have been attained, and such determination will be final and conclusive. No award may be paid under the Plan after the first meeting of the stockholders of the Company held in 2022 until the listed performance measures set forth in the definition of “Performance Criteria” above (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

D. A Participant may receive an incentive award that is less than, equal to or greater than his or her target incentive award. The Committee shall have no discretion to increase the amount of a Participant’s incentive award as determined under the applicable formula; provided, however, the Committee may in its sole discretion reduce an incentive award otherwise payable to a Participant, on the basis of Company and/or specific individual goals, which may be based on nonobjective factors related to the performance of the Company and/or the Participant, as the case may be. The purpose of such goals is to emphasize significant activities of the Company that may require special attention during the performance period.

5.  Basis of Participation in Award Programs

A. Participants may receive awards under the Plan for a performance period of a minimum of six (6) and a maximum of sixty (60) consecutive months. Multiple awards for overlapping periods may be granted under the Plan. Awards may, but are not required to, be denominated in (i.e., valued by reference to) the Common Stock of the Company or units of Common Stock of the Company; provided, however, that all awards, however denominated, will be paid in cash as provided in Section 8.A below. Awards denominated in cash may be expressed as a percentage of the annual base pay of the Participant or as a specified dollar amount.

B. Target incentive awards shall be recommended by the CEO for approval by the Committee, or established by the Committee based upon such factors as may be determined by the Committee in its discretion.

C. In addition to any other terms and conditions set forth in the Plan, all or part of the grant, vesting and/or payment of an award may be made subject to future service and such other restrictions and conditions as may be established by the Committee, and as may be set forth in an award agreement.

6.  Administration

A. The  overall  administration of  the  Plan  shall  be  under  the  direction  of  the  Committee.  The Committee shall consist solely of two or more members of the Company’s Board of Directors who qualify  as  “outside  directors”  for  purposes  of  Section 162(m)  of  the  Code.  The  Committee  has discretionary  authority, subject  only  to  the  express  provisions  of  the  Plan,  to  interpret  the  Plan; determine eligibility for and grant awards; determine, modify or waive the terms and conditions of any award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Notwithstanding the above, the Committee will exercise its discretion consistent with qualifying awards for the performance-based compensation exception under Section 162(m) of the Code. Determinations of the Committee made under the Plan will be conclusive and will bind all parties. The  Committee may  delegate: (i) to  one  or  more of  its  members  such  of  its  duties, powers  and responsibilities as it may determine and (ii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate.

B. Responsibility for the administration of the Plan shall be under the direction of the Company’s Head of Human Resources.

7.  Determination of Incentive Awards; Limitations on Awards

A. The maximum amount payable under the Plan to any employee during any calendar year may not exceed $6,000,000 for the Chief Executive Officer and $3,000,000 for any other employee. The provisions of this Section 7 will be construed in a manner consistent with Section 162(m) of the Code.

B. The final determination of the extent to which the performance goals were achieved for an award (in terms of percentage achievement, subject to a maximum percentage established by the Committee, which in no event shall be more than 225%) will be made by the Committee promptly following the availability of all necessary performance results.

C. Following the close of a performance period, the respective managers shall determine the extent to which  individual goals,  if  any,  were  achieved  (in  terms  of  percentage achievement, subject  to  a maximum percentage established by the Committee, which in no event shall be more than 225%) and forward a report to the Committee for determination of a downward adjustment, if any (pursuant to Section 4.D), in the amount of the award otherwise payable.

D. For the avoidance of doubt, in no event will any payment of an Award exceed 225% of the Participant’s target incentive award.

8.  Payments; Effect of Termination of Employment

A. All payments of awards hereunder shall be made in cash within the sooner of 90 days following the end of the performance period or March 15 of the year following the calendar year in which the award was earned.

B. If a Participant’s employment terminates during a performance period due to death or disability, a determination of any amount payable to the Participant or his or her estate will be made as soon as practicable. The amount to be awarded under these circumstances shall be determined by multiplying the Participant’s target incentive award by a fraction, the numerator of which is the number of days completed during the performance period before termination of employment, and the denominator of which is the original length of the performance period. Payment of all awards under this Section 8.B will be made within the sooner of 90 days of the termination of employment or March 15 of the year following the calendar year in which employment terminated.

9. General Conditions

A. While it is the intent of the Company to continue the Plan indefinitely, the Company reserves the right to amend, modify or terminate the Plan, any incentive program under the Plan or any Participant’s participation in the Plan at any time or on such conditions as the Committee shall deem appropriate; provided, however, that once the Committee has established the performance goals underlying an incentive award and  except as  provided for  in  Section 4.B,  the  Committee may  not  change such performance goals, change the formula for computing whether such goals were met or increase the amount of the target incentive award; however, the Committee may decrease the amount of a Participant’s actual incentive award; and, provided, further, that to the extent that stockholder approval is required pursuant to law or by reason of the rules of the applicable exchange on which shares of the Company’s common stock is publicly traded, no such amendment or modification shall be effective until such time as such stockholder approval is obtained. Except as provided in 8.B above (with respect to death and disability), no Participant shall have any right to any incentive award under the Plan until such award and the amount thereof has been finally approved by the Committee and communicated to such Participant after the end of the performance period for which the award is being made.

B. The Plan is not a contract between the Company and any Participant. Neither the establishment of the Plan, nor any action taken hereunder, shall be construed as giving any Participant any right to be retained in the employ of the Company.

C. The Committee may cancel, rescind, withhold or otherwise limit or restrict any unpaid award at any time if the Participant is not in compliance with all applicable provisions of the Plan and award agreement, if any, or if the Participant engages in any “Detrimental Activity.”

In particular, but not in limitation of the foregoing, in the event that a Participant engages or has engaged in Detrimental Activity, any amounts payable to the Participant in the year in which termination of employment occurs under the Plan may be forfeited and the entire amount of any payments made during such year of termination of employment shall be repaid to the Company.

For purposes of the Plan, “Detrimental Activity” shall include any action or failure to act that, in the sole determination of the Committee: (i)(a) constitutes financial malfeasance that is materially injurious to the Company, (b) violates the Company’s Code of Conduct, (c) results in the Company’s restatement of its earnings, financial results or financial statements or (d) results in a violation or breach of law or contract that is materially injurious to the Company or (ii) violates any non-competition, non-disclosure or non-solicitation agreement with the Company, or in the event that the Participant has not entered into any such agreement with the Company, the Participant engages in any “Competitive Activity.”

For purposes of the Plan, “Competitive Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company or (iii) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

D. A Participant’s right and interest under the Plan may not be assigned or transferred, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company’s sole discretion, the Company’s obligation under the Plan to pay incentive awards with respect to the Participant.

E. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of awards.

F. The Company shall have the right to deduct from incentive awards paid any taxes or other amounts required by law to be withheld.

G. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and shall be construed accordingly. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any affiliate, nor the Committee, nor any person acting on behalf of the Company, any affiliate, or the Committee, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an award to satisfy the requirements of Section 409A of the Code or by reason of Section 4999 of the Code.

H. The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws provisions.